UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2012

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Boulevard, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)

513-297-3640
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

From January 6, 2012 through May 11, 2012, AMP Holding Inc. (the “Company”) entered into Securities Purchase Agreements and Security Agreements with several accredited investors (the “2012 Investors”) providing for the sale by the Company to the 2012 Investors of Secured Convertible Debentures in the aggregate amount of $1,000,000 (the " 2012 Notes").  In addition to the 2012 Notes, the 2012 Investors also received common stock purchase warrants (the “2012 Warrants”) to acquire 1,000,000 shares of common stock of the Company. The 2012 Warrants are exercisable for three years at an exercise price of $0.50.  The Company received the proceeds in connection with these financings between January 6, 2012 and May 11, 2012.  On May 2, 2012, Stephen Burns, President and a director of the Company, invested $100,000 as part of this offering,

The 2012 Notes mature one year from their respective effective dates (the "Maturity Dates") and interest associated with the 2012 Notes is 10% per annum, which is payable on the Maturity Dates.  The 2012 Notes are convertible into shares of common stock of the Company, at the 2012 Investors’ option, at a conversion price of $0.50.  Upon the closing of any financing in an amount greater than $3,000,000 (the “Financing”), the Company, in its sole discretion, may require that the 2012 Notes be converted into securities of the Company at the same terms of the Financing.  The 2012 Notes and the 2012 Warrants carry standard anti-dilution provisions but in no event may the conversion price be reduced below $0.25.  Further, the 2012 Investors will have the right to participate in the next financing on a pro-rata basis up to $1,000,000.

In addition, on May 30, 2012, May 31, 2012 and June 5, 2012, Mr. Burns loaned the Company $12,250, $15,000 and $100,000, respectively.  In consideration of such loans, the Company issued Mr. Burns three Promissory Notes (the “Notes”) which bear interest at 10% per annum and mature on September 30, 2012 (the “Notes Maturity Date”).  The Notes can be prepaid in whole or in part at any time without the consent of Mr. Burns provided that the Company shall pay all accrued interest on the principal so prepaid to date of such prepayment. The Notes are secured by all of the assets of the Company as set forth in that certain security agreement dated October 31, 2011 between Mr. Burns and the Company; provided, however, Mr. Burns may only take action under such security agreement in the event that the Note is not paid in full on or prior to September 30, 2012.

The sales of the Notes were completed on May 30, 2012, May 31, 2012 and June 5, 2012. As of the date hereof, the Company is obligated on an aggregate of $127,250 in face amounts of the Notes issued to Mr. Burns. The Notes and the 2012 Notes are debt obligations arising other than in the ordinary course of business which constitute direct financial obligations of the Company.

Further, on June 5, 2012, the Company and Mr. Burns entered into three Letter Agreements to amend those certain Promissory Notes dated November 30, 2009 in the amount of $43,000, September 30, 2011 in the amount of $62,000 and October 31, 2011 in the amount of $200,000 (collectively, the “Previous Notes”), pursuant to which the maturity dates of the Previous Notes were extended to September 30, 2012.

The 2012 Notes and the Notes were offered and sold in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The descriptions of the above financings do not purport to be complete and are qualified in their entirety by reference to the financing documents, which are attached as exhibits hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Secured Convertible Debenture (1)

4.2	Form of Security Agreement (1)

4.3	Form of Common Stock Purchase Warrant (1)

4.4	Form of Securities Purchase Agreement (1)

4.5	Promissory Note dated May 30, 2012

4.6	Promissory Note dated May 31, 2012

4.7	Promissory Note dated June 5, 2012

4.8	Letter Amendment dated June 5, 2012

4.9	Letter Amendment dated June 5, 2012

4.10	Letter Amendment dated June 5, 2012

(1)  Incorporated by reference to the Form 8-K Current Report as filed with the Securities and Exchange Commission on February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: June 25, 2012	By:	/s/ Richard Calme
Name: Richard Calme
Title: Interim CFO